Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement of Schedule 13D (including amendments thereto) with respect to the shares of common capital stock of and American Depositary Shares of Philippine Long Distance Telephone Company, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby executes this Agreement on February 8, 2005.

Dated: February 8, 2005

FIRST PACIFIC COMPANY LIMITED
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director
HOLLAND PACIFIC N.V.
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Managing Director
INTALINK B.V.
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Managing Director
LAROUGE B.V.
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Managing Director

METRO PACIFIC HOLDINGS, INC.
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director
METRO PACIFIC RESOURCES, INC.
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director
METRO PACIFIC INVESTMENTS LIMITED
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director
METRO PACIFIC ASSETS HOLDINGS, INC.
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director
ASIA LINK HOLDINGS LIMITED
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director
ASIA LINK N.V.
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Managing Director

ASIA LINK B.V.
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Managing Director
ENTERPRISE INVESTMENTS HOLDINGS, INC.
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director
PHILIPPINE TELECOMMUNICATIONS INVESTMENT CORPORATION
/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director